Calculation of Filing Fee Tables
S-8
Caribou Biosciences, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2021 Equity Incentive Plan Common Stock, $0.0001 par value per share	Other	4,757,184	$ 1.765	$ 8,396,429.76	0.0001381	$ 1,159.55
2	Equity	2021 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Other	951,436	$ 1.765	$ 1,679,284.54	0.0001381	$ 231.91
Total Offering Amounts:						$ 10,075,714.30		$ 1,391.46
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,391.46
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Caribou Biosciences, Inc. 2021 Equity Incentive Plan ("2021 EIP") and the Caribou Biosciences, Inc. 2021 Employee Stock Purchase Plan ("2021 ESPP") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the securities registered under this registration statement, all the securities of a class, which includes the registered securities, are combined by a reverse stock split into a lesser number of securities of the same class, the number of undistributed securities of such class deemed covered by this registration statement shall be proportionately reduced. (2) Represents additional shares of Common Stock reserved for issuance under the 2021 EIP. (3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.765 per share, which is the average of the high and low prices of the Registrant's common stock, as reported on the Nasdaq Global Select Market, on March 3, 2026.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Caribou Biosciences, Inc. 2021 Equity Incentive Plan ("2021 EIP") and the Caribou Biosciences, Inc. 2021 Employee Stock Purchase Plan ("2021 ESPP") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the securities registered under this registration statement, all the securities of a class, which includes the registered securities, are combined by a reverse stock split into a lesser number of securities of the same class, the number of undistributed securities of such class deemed covered by this registration statement shall be proportionately reduced. (2) Represents additional shares of Common Stock reserved for issuance under the Registrant's 2021 ESPP. (3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $1.765 per share, which is the average of the high and low prices of the Registrant's common stock, as reported on the Nasdaq Global Select Market, on March 3, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A